COMMUNITY SAVINGS, F. A.

                              AMENDED AND RESTATED
                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                TABLE OF CONTENTS


                            ARTICLE 1 -- DEFINITIONS

1.1        Beneficiary.............................................       1
1.2        Change in Control of the Company........................       1
1.3        Company.................................................       2
1.4        Compensation............................................       2
1.5        Early Retirement Date...................................       3
1.6        Employer................................................       3
1.7        Normal Retirement Date..................................       3
1.8        Participant.............................................       3
1.9        Plan   .................................................       3
1.10       Committee...............................................       3


                   ARTICLE II -- ELIGIBILITY AND PARTICIPATION

2.1        Conditions of Eligibility...............................       3
2.2        Commencement of Participation...........................       3
2.3        Additional Compensation.................................       4


                       ARTICLE III -- RETIREMENT BENEFITS

3.1        Early Retirement Benefit................................       4
3.2        Normal Retirement Benefit ..............................       4
3.3        Late Retirement Benefit ................................       5
3.4        Change in Control Benefit...............................       5
3.5        Determination of Normal Retirement Benefit .............       5
3.6        Payment of Retirement Benefits .........................       6


                          ARTICLE IV -- DEATH BENEFITS

4.1        Participant's Death Benefits............................       6
4.2        Death of Beneficiary ...................................       7


                        ARTICLE V -- PLAN ADMINISTRATION

5.1        Committee ..............................................       7
5.2        Claim  .................................................       8
5.3        Denial of Claim ........................................       8
5.4        Review of Claim.........................................       8
5.5        Final Decision..........................................       8

                       ARTICLE VI -- PARTICIPANT'S RIGHTS

6.1        Participant's Rights....................................       9
6.2        Spendthrift Provision...................................       9
6.3        Plan Not An Employment Agreement........................       9
6.4        Protective Provisions...................................       9


                          ARTICLE VII -- MISCELLANEOUS

7.1        Termination of Plan.....................................      10
7.2        Inurement...............................................      10
7.3        Amendments and Modifications............................      11
7.4        Governing Law...........................................      11

                            COMMUNITY SAVINGS, F. A.
                              AMENDED AND RESTATED
                       SUPPLEMENTAL RETIREMENT INCOME PLAN


         THIS SUPPLEMENTAL RETIREMENT INCOME PLAN was originally entered into at North Palm Beach, Florida, on the 12th day of December 1991, for the benefit of certain employees of Community Savings, F. A., a federally chartered savings and loan association (hereinafter sometimes referred to as "Employer"). The Plan was subsequently amended and restated as of the 27th day of January 2000 and the 30th day of March 2000.

                             ARTICLE I - DEFINITIONS

         The following words and phrases as set forth in this Supplemental Retirement Income Plan shall have the meaning and application set forth below:

         1.1    BENEFICIARY. A person or entity designated in accordance with
Article IV of this Plan to receive benefits upon the death of a Participant.

         1.2 CHANGE IN CONTROL OF THE COMPANY. The occurrence of any of the following: (i) the acquisition of control of the Company as defined in 12 C.F.R. ss.574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. ss.574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to
Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto, whether or not any class of securities of the Company is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) during any period of three (3) consecutive years after March 30, 2000, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds (2/3) thereof unless the election, or the nomination for election by shareholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. If any of the events enumerated in clauses (i) through (iv) occur, the Board of Directors of Employer shall determine the effective date of the Change in Control of the Company resulting therefrom for purposes of the Plan.

         1.3 COMPANY. Community Savings Bankshares, Inc., the parent holding company for the Employer.

         1.4 COMPENSATION. The highest level of compensation paid to a Participant by the Employer and/or the Company or any subsidiary thereof during the calendar year in which the Participant's retirement (Early, Normal or Late) or the Change in Control of the Company occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Participant's retirement or the Change in Control of the Company occurs. Such compensation shall be amounts which were paid and either
(i) included in the Participant's gross income for tax purposes, including but not limited to base salary, bonuses and amounts taxable to the Participant under any qualified or non-qualified employee benefit plans of the Employer or the Company, or (ii) deferred at the election of the Participant; provided however, that for purposes of the calculation of Compensation, income related to restricted stock plans and stock option plans of the Employer and/or the Company shall not be included.

         1.5 EARLY RETIREMENT DATE. The date on which a Participant has completed his tenth (10th) year of service for the Employer and has reached fifty (50) years of age.

         1.6 EMPLOYER. For purposes of this Plan, Employer is Community Savings, F. A., a federally chartered savings and loan association.

         1.7 NORMAL RETIREMENT DATE. The date on which a Participant reaches sixty-five (65) years of age.

         1.8 PARTICIPANT. An employee of the Employer who is eligible to participate in this Plan according to standards adopted by the Board of Directors of the Employer.

         1.9 PLAN. This Supplemental Retirement Income Plan as adopted by the Employer and as may be hereafter amended.

         1.10 COMMITTEE. The SERP Administration Committee as appointed by the Board of Directors of the Employer from time to time.

                   ARTICLE II - ELIGIBILITY AND PARTICIPATION

         2.1 CONDITIONS OF ELIGIBILITY. Eligibility to become a Participant in this Plan will be determined by the Board of Directors of the Employer. Such determination shall be conclusive and binding upon all persons.

         2.2 COMMENCEMENT OF PARTICIPATION. The Employer or the Committee shall notify each employee of his eligibility to participate in this Plan. Eligible employees shall become Participants in this Plan as of the effective date hereof or upon becoming eligible to participate in this Plan, as the case may be. Each employee who becomes a Participant in this Plan shall complete such forms as are reasonably required by the Committee for Plan participation.

         2.3 ADDITIONAL COMPENSATION. Participant shall receive the benefits provided for herein in addition to any compensation paid to or benefits provided to Participant. Except as otherwise provided herein, nothing in this Plan shall be construed as limiting, varying or reducing any provision or benefit to Participant, Participant's estate or Beneficiaries pursuant to any employment agreement, any retirement plan, including any qualified pension or profit sharing plan, any health, disability or life insurance policies or any other agreement between Employer and Participant.

                        ARTICLE III - RETIREMENT BENEFITS

         3.1 EARLY RETIREMENT BENEFIT. (a) If a Participant retires from full-time employment with Employer after the Early Retirement Date, Employer will pay to Participant an Early Retirement Benefit as calculated in accordance with Paragraph 3.1(b), payable pursuant to the provisions of Paragraph 3.6.

         (b) The amount of the Early Retirement Benefit shall be equal to a Participant's Normal Retirement Benefit as calculated pursuant to Paragraph 3.5, multiplied by the Participant's Early Retirement Multiplier as set forth in the table on Exhibit B attached hereto. Such Early Retirement Multiplier shall be the factor under the Participant's name which is opposite the Participant's Attained Age. However, for purposes of completing such benefit calculation, Normal Retirement Date shall mean the date of the Participant's early retirement instead of age sixty- five (65). The Participant's Attained Age shall be equal to the Participant's age (in whole years) as of the Participant's retirement date.

         3.2 NORMAL RETIREMENT BENEFIT. If a Participant retires from full-time employment with Employer after the Normal

Retirement Date, Employer will pay to Participant a Normal Retirement Benefit, determined pursuant to Paragraph 3.5, payable pursuant to the provisions of Paragraph 3.6.

         3.3 LATE RETIREMENT BENEFIT. If a Participant remains employed by Employer after the Normal Retirement Date, such Participant shall receive the Normal Retirement Benefit upon actual retirement, actuarially adjusted to reflect such Participant's later retirement.

         3.4 CHANGE IN CONTROL BENEFIT. Upon Participant's cessation from full-time employment with Employer after the occurrence of a Change in Control of the Company and prior to attaining Normal Retirement Date, Employer will pay to Participant an annual amount equal to the Normal Retirement Benefit, as determined pursuant to Paragraph 3.5. However, for purposes of completing such benefit calculation, Normal Retirement Date shall mean the date of Participant's cessation of employment instead of age sixty-five (65). At the election of the Participant, payments of benefits under this paragraph shall be made in either
(i) quarterly payments pursuant to Paragraph 3.6 or (ii) in a single lump sum payment within five (5) days of Participant's cessation of employment. In the event that the Participant elects the lump sum payment option, such single lump sum payment shall equal the present value of the stream of quarterly installment payments specified in Paragraph 3.6 discounted to present value at a discount rate equal to the applicable federal rate, as defined in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect as of the date of the Participant's cessation of employment.

         3.5 DETERMINATION OF NORMAL RETIREMENT BENEFIT. A Participant's annual Normal Retirement Benefit shall be an amount, determined as of such Participant's Normal Retirement Date, equal to the difference between (i) seventy-five (75%) percent of the Participant's Compensation; and (ii) the sum of (A) such Participant's Annual Normal Retirement Benefit as specified on Exhibit

A attached hereto, and (B) the annual Primary Insurance Amount to which such Participant is entitled under the federal Social Security system, determined by the actuary then serving this Plan, as of the date of such Participant's retirement from the Employer, without regard to cost of living adjustments occurring after such date and without regard to whether or not such Participant receives such Primary Insurance Amount from the federal Social Security system.

         3.6 PAYMENT OF RETIREMENT BENEFITS. Early, Normal, Late Retirement or Change in Control Benefits (collectively referred to as "Retirement Benefits") payable to a Participant upon such Participant's retirement or cessation, as the case may be, from full-time employment with Employer, pursuant to the provisions of Paragraphs 3.1, 3.2, 3.3 or 3.4 hereof, shall be payable in the form of a quarterly benefit for fifteen (15) consecutive years beginning with the first day of the second calendar quarter following such retirement or cessation.

                           ARTICLE IV - DEATH BENEFITS

         4.1 PARTICIPANT'S DEATH BENEFIT. If a Participant dies while receiving quarterly installment benefits under the Plan or would have qualified to receive a Retirement Benefit had such Participant retired or ceased employment with the Employer the day immediately preceding his/her death, Employer shall pay to the Beneficiary or Beneficiaries designated in writing by Participant on Schedule A (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries) the Retirement Benefit installments that the Participant would have otherwise been entitled to receive, if any. Such benefits shall be paid to the Beneficiary or Beneficiaries in the same manner as they would have been paid to the Participant. For purposes of the Plan, a Participant who dies while actively employed by the Employer and has satisfied the requirements to receive a Retirement Benefit pursuant to Article III but for his/her actual retirement or cessation of employment, as the case may be, shall be deemed to have retired and ceased employment with the Employer as of the day immediately preceding his/her date of death and become entitled to a Retirement Benefit as determined pursuant to
Article III of the Plan. Such Retirement Benefit payments shall be deemed to have commenced as of the Participants date of death.

         4.2 DEATH OF BENEFICIARY. In the event of death of a Beneficiary who is entitled to receive a Retirement Benefit in installments pursuant to Paragraph 4.1, such benefit to which such Beneficiary was entitled at the time of such Beneficiary's death shall continue to be payable to the beneficiary or beneficiaries, designated in writing by such Beneficiary, on a form to be submitted by such Beneficiary to the Committee (or to the Beneficiary's estate if the Beneficiary fails to so designate a beneficiary or beneficiaries).

                        ARTICLE V -- PLAN ADMINISTRATION

         5.1 COMMITTEE. This Plan and all matters related hereto, shall be administered by the Committee which shall be the "named fiduciary". The Committee will interpret the provisions of this Plan and shall determine all questions arising in the administration, eligibility, interpretation and application of this Plan. Any such determination by the Committee shall be conclusive and binding on all persons and shall be consistently and uniformly applied to all persons similarly situated. The Committee shall engage the services of such independent actuaries and administrative personnel, who shall certify, from time to time, to the Committee, that the funding policy established by Employer, and the investments acquired pursuant thereto, are sufficient, from time to time, to provide for such projected Retirement and Death Benefit under the Plan.

         5.2 CLAIM. Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under the Plan shall present the request, in writing, to the Committee which shall respond in writing as soon as practicable.

         5.3 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

                (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

                (b) A description of any additional material or information required and an explanation of why it is necessary.

                (c)   An explanation of the Plan's claim review procedure.

         5.4 REVIEW OF CLAIM. Any person whose claim or request is denied or who has not received a response within 90 days may (within 60 days after such denial or 90-day period, whichever is earlier) request review by notice given in writing to the Committee. Such request for review must state the specific reasons, including any Plan provisions, upon which such request for review is based. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

         5.5 FINAL DECISION. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned.

                       ARTICLE VI -- PARTICIPANT'S RIGHTS

         6.1 PARTICIPANT'S RIGHTS. The rights of a Participant or a Participant's Beneficiaries to benefits under this Plan shall be solely those of an unsecured creditor of Employer. Any insurance policy or other asset acquired or held by, or on behalf of, Employer or funds allocated by Employer in connection with the liabilities assumed by Employer pursuant to this Plan shall not be deemed to be held under any trust for the benefit of a Participant or a Participant's Beneficiaries or to be security for the performance of Employer's obligations pursuant hereto, but shall be and remain a general asset of Employer.

         6.2 SPENDTHRIFT PROVISION. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and non-transferrable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         6.3 PLAN NOT AN EMPLOYMENT AGREEMENT. This Plan shall not be deemed to constitute an employment agreement between the parties hereto nor shall any provision, hereof, restrict the right of Employer to discharge a Participant as an employee of Employer or restrict a Participant's right to terminate his employment.

         6.4 PROTECTIVE PROVISIONS. Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer. If a Participant makes any material misstatement of information or nondisclosure of medical history, then a Participant shall not be considered as having been a Participant in the Plan.

                           ARTICLE VII - MISCELLANEOUS

         7.1 TERMINATION OF PLAN. Employer, upon written notice to the Participant(s), shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Board of Directors of Employer and written notice is given to Participant. Upon termination of this Plan, those Participants then receiving Retirement Benefits pursuant to the provisions of Article III and those Beneficiaries receiving Death Benefits pursuant to the provisions of Article IV shall continue to receive such Benefits in accordance with this Plan. If, as of the date of termination of this Plan, a Participant shall have satisfied the requirements to receive a Retirement Benefit pursuant to Article III but for his actual retirement or cessation of employment, the Participant shall, for purposes of this Plan only, be deemed to have retired and ceased employment on the day immediately preceding the effective date of such termination. A Participant deemed to have retired and ceased employment shall receive Retirement Benefits pursuant to the provisions of Article III hereof as if such Participant had retired and ceased employment on the day immediately preceding the termination of the Plan and had commenced the receipt of such Retirement Benefits as of the termination of the Plan.

         7.2 INUREMENT. This Plan shall be binding upon and shall inure to the benefit of Employer and each Participant hereunder and their respective heirs, executors, administrators, successors and assigns.

         7.3 AMENDMENTS AND MODIFICATIONS. The Board of Directors of Employer may, at any time or from time to time, amend or modify this Plan in any respect and without consent of any Participant or Beneficiary; PROVIDED, HOWEVER, that any such amendment or modification shall not impair the right of any Participant or any Beneficiary to receive the benefits or to continue to receive the benefits provided by Articles III and IV hereof as in effect prior to such amendment or modification unless such Participant or such Beneficiary has consented to such amendment or modification if at the time of such amendment or modification, such Participant or Beneficiary shall have satisfied the requirements to receive a Retirement Benefit or Death Benefit but for such Participant's actual retirement, cessation of employment or death; and FURTHER PROVIDED that this Agreement shall not be amended, modified or terminated in any respect in contemplation of a Change in Control of the Company. For purposes of this Paragraph 7.3, an amendment, modification or termination in contemplation of a Change in Control of the Company shall be deemed to have occurred if a Change in Control of the Company occurs within twelve (12) months of any amendment or modification to this Plan, or termination of this Plan. In such event, any such amendment, modification or termination shall be null and void. The Board of Directors of Employer may, at any time in its sole and absolute discretion, accelerate the payment of benefits under the Plan to a Participant or Beneficiary.

         7.4 GOVERNING LAW. This Plan is made pursuant to, and shall be governed by, the laws of the State of Florida, in all respects, including matters of construction, validity and performance.

         IN WITNESS WHEREOF, the Employer has adopted this Amended and Restated Supplemental Retirement Income Plan the day and year first above written.

                                    COMMUNITY SAVINGS, F. A.


                                    By: /s/ FREDERICK A. TEED
                                        --------------------------------
                                        Frederick A. Teed
                                        Chairman of the Board of Directors


                                    By: /s/ JAMES B. PITTARD, JR.
                                        --------------------------------
                                        James B. Pittard, Jr.
                                        President and Chief Executive Officer

                                    EXHIBIT A
                        ANNUAL NORMAL RETIREMENT BENEFIT

                                        Annual Normal Retirement
            Participant                         Benefit*
        --------------------            ------------------------

        Larry J. Baker                         $59,916.24
        Cecil F. Howard, Jr.                   $63,539.28
        James B. Pittard, Jr.                  $87,235.92



* The amounts reflected are preliminary numbers which are subject to change based upon the final termination of the Retirement Plan for Employees for Community Savings, F. A. and its Affiliates.

                                         EXHIBIT B
                                EARLY RETIREMENT MULTIPLIER

                    ----------------------------------------------------------------------
                                          EARLY RETIREMENT MULTIPLIER
------------------------------------------------------------------------------------------
   ATTAINED AGE      CECIL F. HOWARD, JR.      LARRY J. BAKER       JAMES B. PITTARD, JR.
------------------------------------------------------------------------------------------
        50                   .00                     .32                     .48
------------------------------------------------------------------------------------------
        51                   .07                     .36                     .52
------------------------------------------------------------------------------------------
        52                   .13                     .41                     .55
------------------------------------------------------------------------------------------
        53                   .20                     .45                     .59
------------------------------------------------------------------------------------------
        54                   .27                     .50                     .62
------------------------------------------------------------------------------------------
        55                   .33                     .55                     .66
------------------------------------------------------------------------------------------
        56                   .40                     .59                     .69
------------------------------------------------------------------------------------------
        57                   .47                     .64                     .72
------------------------------------------------------------------------------------------
        58                   .53                     .68                     .76
------------------------------------------------------------------------------------------
        59                   .60                     .73                     .79
------------------------------------------------------------------------------------------
        60                   .67                     .77                     .83
------------------------------------------------------------------------------------------
        61                   .73                     .82                     .86
------------------------------------------------------------------------------------------
        62                   .80                     .86                     .90
------------------------------------------------------------------------------------------
        63                   .87                     .91                     .93
------------------------------------------------------------------------------------------
        64                   .93                     .95                     .97
------------------------------------------------------------------------------------------
        65                   1.00                   1.00                     1.00
------------------------------------------------------------------------------------------